UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 17, 2008

CME Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31553	36-4459170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 South Wacker Drive, Chicago, Illinois		60606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-930-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 17, 2008, CME Group Inc., (the "Company") entered into an amendment (the "Amendment") to that certain 364 Day Revolving Credit Agreement (the "Bridge Facility") with Bank of America, N.A., in its capacity as administrative agent, and the lenders party thereto. The Bridge Facility was previously filed as an exhibit to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 28, 2008. Pursuant to the terms of the Amendment, Lloyds TSB Bank plc and Barclays Bank PLC were added as additional lenders under the facility. Additionally, the Amendment provides for the postponement of the payment by the Company of certain continuation fees as described in revised Section 2.10(b).

A copy of the Amendment is attached to this report as Exhibit 10.1 and is incorporated herein by reference as though it were fully set forth herein. The description above is only a summary of the terms of the Amendment and is qualified in its entirety by the complete text of the Amendment itself.

Item 9.01 Financial Statements and Exhibits.

Amendment No. 1 to 364 Day Revolving Credit Agreement, dated as of November 17, 2008, by and among CME Group Inc., the Lenders party thereto, and Bank of America, N.A., as Administrative Agent

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.

November 20, 2008	By:	Kathleen M. Cronin

Name: Kathleen M. Cronin
Title: Managing Director, General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 1 to 364 Day Revolving Credit Agreement, dated as of November 17, 2008, by and among CME Group Inc., the Lenders party thereto, and Bank of America, N.A., as administrative agent.